UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2007
SELECTICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1740 Technology Drive, Suite 450
San Jose, CA 95110
(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On July 18, 2007, Selectica, Inc. (the “Company”) issued a press release announcing the financial restatement and withdrawal of previously issued financial statements based on its ongoing review of its historical practices in granting stock options. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
On October 30, 2006, the Company announced that an independent committee comprised of certain members of the Company’s Board of Directors was conducting a review of the Company’s historical stock option granting practices since its initial public offering in March 2000. The independent committee is being assisted by independent legal counsel and accounting experts. As of July 12, 2007, the independent committee had reached a preliminary conclusion that actual measurement dates for financial accounting purposes of certain stock option grants issued in the past likely differ from the recorded grant dates of such awards. The Company also announced that the review had not yet been completed.
Although the independent committee’s review is ongoing, the Company’s Board of Directors, with the concurrence of the independent committee, have now determined that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), the actual measurement dates for financial accounting purposes of certain stock options granted primarily during fiscal years 2001-2005 differ from the recorded grant dates of such awards. Consequently, new measurement dates for financial accounting purposes will apply to the affected awards, which will result in additional and material non-cash stock-based compensation expense.
On July 12, 2007, the Company’s Board of Directors, with the concurrence of the independent committee, determined that the Company should restate its financial statements beginning in the fiscal year ended March 31, 2001 through the fiscal year ended March 31, 2005. The estimated adjustments are subject to the completion of both the review by the independent committee and an audit by Armanino McKenna LLP before any adjustments are finalized. Upon completion of the review and audit, the Company expects to file its Form 10-K for the fiscal year ended March 31, 2007 and its Form 10-Q for the quarters ended September 30, 2006, December 31, 2006 and June 30, 2007 with the Securities and Exchange Commission. Accordingly, the Company’s financial statements and the related reports of the Company’s independent registered public accounting firms, as well as all related earnings press releases and communications relating to periods after the Company’s initial public offering in March 2000, including fiscal years 2001 through 2005 and the interim quarters, should not be relied upon. Management and the independent committee have discussed this conclusion with Armanino McKenna LLP.
Because the review is ongoing, the Company is not yet able to estimate the extent and timing of adjustments that will be required; however, the Company currently believes that the majority of the additional non-cash expense will result from revisions to measurement dates for options granted in fiscal years 2001-2005. The changes in the affected measurement dates will cause non-cash stock-based deferred compensation charges to be recorded in future periods.
Selectica expects the additional non-cash stock based compensation expense will not affect the Company’s current cash position or financial condition. Moreover, the adjustments will not affect previously reported revenues. The Company expects to incur significant additional legal and professional fees associated with the independent committee’s review and the restatement process.
Because the independent committee and Armanino McKenna LLP have not completed their review and audit, respectively, additional issues concerning the Company’s historical stock option granting practices and accounting practices could be identified and could result in additional material adjustments.
Item 9.01. Financial Statements and Exhibits.
      (d) Exhibits

Exhibit	Description
Exhibit 99.1	Press Release of Selectica, Inc., dated July 18, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.
DATE: July 18, 2007	By:	/s/ Bill Roeschlein
Bill Roeschlein
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
Exhibit 99.1	Press Release of Selectica, Inc., dated July 18, 2007.